Exhibit 99.1

Release Date: June 15, 1999

For Additional Information:
Peggy Ballard                               Dawn Peterson
Scientific-Atlanta                          Comverge Technologies
770-236-7871                                973 360-2220
770-236-3088 (fax)                          973 360-2227 (fax)
peggy.ballard@sciatl.com                    peterson@comverge-tech.com

DSSI's Comverge Technologies to Acquire Scientific-Atlanta's Control Systems Business

-- Acquisition to expand Comverge's ability to offer real-time, remote automated meter reading and data management capabilities to utilities, energy service companies, and other customers --

ATLANTA, GA - June 15, 1999 Scientific-Atlanta and Comverge Technologies, Inc. announced today that Scientific-Atlanta has signed a definitive agreement to sell its Control Systems business to Comverge, a subsidiary of Data Systems & Software Inc. (NASDAQ:DSSI).

Scientific-Atlanta's Control System's products include an extensive array of load management and advanced energy management communications system products. A world leader in electric utility load control products, Scientific-Atlanta's Control Systems business has an installed base of four million units serving a customer base of over 450 utilities in the United States and several foreign countries. The sale also includes the assignment of several valuable contracts. Comverge plans to maintain the business in Atlanta. Terms of the agreement were not disclosed. The transaction is subject to the satisfaction of certain conditions and is expected to close at the end of this month.

"This acquisition adds the essential pieces for us to become a dominant player in the emerging, vast data communication and control systems market that will be spurred by deregulation and international privatization in the utility business," said George Morgenstern, chairman of DSSI. The Scientific-Atlanta-developed technology will be integrated with DSSI's low-cost metering and high-speed two-way powerline carrier technology in its PowerCom division, and with large scale utility communications and software management systems which DSSI purchased from Lucent Technologies for implementation by Comverge.

"Our success lies in keeping focused on our core businesses in the satellite and broadband markets," said John Morrow, vice president of strategic planning and marketing at Scientific-Atlanta. "Likewise, through this acquisition, Comverge gains an even stronger presence in the utility marketplace and enhances their prospects long term."

"The immediate synergies are evident," said Frank Magnotti, president of Comverge Technologies. "We can tap Scientific-Atlanta's distribution channels and large customer base for business opportunities for Comverge products.

Similarly, we can take Scientific-Atlanta's control systems products to our customer base in promising international markets.

Comverge Technologies, a subsidiary of Data Systems & Software Inc. is a worldwide provider of end-to-end, two-way communication solutions for energy-related data, home automation, environmental monitoring and distributed generation monitoring. Its internet-basedopen-architecture solutions work with a variety of wide-area networks including CDPD, cable TV, telephone and personal communication services (PCS). Comverge has deployed systems in the United States, Venezuela, Argentina, Israel, Thailand and Mexico. Comverge is headquartered in Florham Park, NJ, and also has offices and research facilities in Israel. For additional information, please visit Comverge's web site at www.comverge-tech.com

Scientific-Atlanta, Inc. (NYSE: SFA/http://www.sciatl.com) is a leading supplier of broadband communications systems, satellite-based video, voice and data communications networks and worldwide customer service and support.

Scientific-Atlanta Safe Harbor Statement

"Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. A variety of factors could cause the Company's actual results to differ from the anticipated results expressed in such forward-looking statements. Investors are referred to the Company's Cautionary Statements (Exhibit 99 to the Company's most recent Form 10-Q), which statements are incorporated into this news release by reference.

Comverge Technologies Safe Harbor Statement

This press release includes forward-looking statements which are subject to risks and uncertainties, including risks and uncertainties associated with(i) completing the acquisition of and integrating the activities of Scientific-Atlanta's Control Systems business and (ii) deregulation of the electric utility industry, and (iii) competition in the data communications for utilities market. Actual results may vary from those projected or implied by forward-looking statements. A more complete discussion of risks and uncertainties, which may affect the accuracy of these statements and Comverge's business generally, is included in "Business-Factors Which May Affect Future Results" in DSSI's most recent annual report on form 10-K as filed by DSSI with the Securities and Exchange Commission.

                                       ###

Additional information on Scientific-Atlanta (http://www.sciatl.com) and its products (Select: Products and Services on our home page) and high-resolution photographs (Select: News Room, then Digital Photographs on our home page) are available via the Internet. Select Investor Information to access a variety of financial and investor services. MainGate is a trademark of Scientific-Atlanta, Inc.


                                       ###